Exhibit 21

SUBSIDIARIES OF THE COMPANY

1.           Pukka USA, Inc.

2.           Red Iron Group LLC

3.           Infomac Corporation

4.           Fire Ant Corporation

5.           Delaware American Motors, Inc.

6.           Delaware American Motors LLC